CONSENT OF GLENN BEZUIDENHOUT

The undersigned hereby consents to the references to, and the information derived from, the report titled “NI 43-101 Technical Report Feasibility Study: Otjikoto Gold Project, Province of Otjozondjupa, Republic of Namibia” dated February 25, 2013, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by B2Gold Corp.

/s/ Glenn Bezuidenhout
Glenn Bezuidenhout, Pr.Eng., FSAIMM
December 7, 2015